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                                                               EXHIBIT d(2)(iii)

                          AMENDED SCHEDULE OF APPROVALS

                              WITH RESPECT TO THE

                              SUBADVISORY AGREEMENT
                               (SEPTEMBER 1, 2000)

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC,
                       FORMERLY PILGRIM INVESTMENTS, INC.)

                                       AND

                        BRANDES INVESTMENT PARTNERS, LLC
                  (FORMERLY BRANDES INVESTMENT PARTNERS, L.P.)

                                               ANNUAL SUB-ADVISORY FEE
                                               -----------------------
FUND                               (as a percentage of average daily net assets)
----------------------------
ING International Value Fund                             0.50%